UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
March 21, 2008
Finisar Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27999 (Commission File No.)	94-3038428 (I.R.S. Employer Identification No.)
1389 Moffett Park Drive
Sunnyvale, CA 94089
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(408) 548-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On March 21, 2008, Finisar Corporation (“Finisar”) amended one of the two convertible promissory notes it had issued on March 26, 2007 as consideration for the acquisition of AZNA LLC (“AZNA”), a privately-held developer of photonic components and subsystems based in Boston, Massachusetts.
     The original promissory note in the principal amount of $15.6 million was due and payable on March 26, 2008. The amended promissory note, in the principal amount of $16.5 million, includes accrued interest from the issue date of the original note through March 26, 2008 and is payable in three installments. The first installment of $4.5 million was paid in cash on March 26, 2008. The second installment of $6.0 million is due on June 20, 2008 and the final installment is due on September 22, 2008. The second and final installments are payable, at Finisar’s option, in cash, in shares of Finisar common stock or a combination of both, provided that all accrued interest shall be paid in cash.
     If Finisar elects to pay part or all of any installment in shares of Finisar common stock, no more than 3,400,000 shares of common stock may be issued per installment. The value of the shares issued in any installment shall be based on the trading price of Finisar’s common stock over the five trading days ending two days prior to the payment date. The balance due in any installment, if any, will be paid in cash. Finisar has filed a registration statement under the Securities Act of 1933, as amended (the “Act”), for the resale of the shares of Finisar common stock underlying the promissory note.
     The second promissory note issued in the AZNA transaction, in the principal amount of $1.4 million, was paid in cash on March 26, 2008.

Item 3.02	Unregistered Sales of Equity Securities.
     Reference is made to Item 1.01 above for a description of an amended convertible promissory note issued by Finisar. The issuance of the promissory note was not registered under the Act in reliance on the exemption from registration provided by Section 4(2) and Regulation D promulgated under the Act. The shares of Finisar common stock that are potentially issuable upon conversion of the note have not been registered under the Act in reliance on the exemption from registration provided by Section 3(a)(9) of the Act. As noted in Item 1.01, if Finisar elects to issue shares of Finisar common stock for payment of the note, the re-sale of such shares will be registered under the Act.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 27, 2008

Finisar Corporation
By:	/s/ Stephen K. Workman
Stephen K. Workman
Senior Vice President, Finance, Chief Financial Officer and Secretary